Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Interactive Marketing Technology, Inc. a Nevada corporation (the "Company") on Form 10-KSB for the year ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin Goldrod, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of Section 13
                  (a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Interactive Marketing Technology, Inc., and will be retained by Interactive Marketing Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



/s/ Martin Goldrod
--------------------------
Martin Goldrod
Chief Executive Officer and Chief Financial Officer
November 10, 2004